THIS OPTION CANCELLATION AGREEMENT is made this 9th day of September, 2011.

BETWEEN:

BRUCE COSTERD, of

(hereinafter referred to as the "Optionee")

AND:

WOLVERINE EXPLORATION INC., of 4055 McLean Road,
Quesnel, British Columbia V2J 6V5

(hereinafter referred to as the "Company")

WHEREAS:

A.

The Optionee currently holds options to purchase up to 2,400,000 common shares of the Company at a price of $0.14 per common share until May 28, 2015, pursuant to a stock option agreement dated May 28, 2010 (the "Option Agreement");

B.	The Company and the Optionee wish to cancel an aggregate of 200,000 options (the “Cancelled Options”);

THEREFORE this agreement witnesses that in consideration of the sum of $1.00 given by the Company to the Optionee and other good and valuable consideration given by each to the other, the receipt and sufficiency of which is acknowledged by the respective parties, the parties hereto agree as follows:

1.	The Cancelled Options are hereby cancelled and of no further force and effect.

2.	The Option Agreement is hereby amended to provide that the Optionee holds options to purchase up to 2,200,000 common shares of the Company at a price of $0.14 per common share until May 28, 2015.

3.	The parties agree to execute such further documents and assurances as may be required to effect the intent hereof.

4.	This Agreement is personal in nature and shall enure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and permitted assigns.

5.	Whenever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires, and vice versa.

6.

This Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.

7.

The Optionee and the Company may execute this Agreement in two or more counterparts and deliver same by facsimile, and any such counterparts and facsimiles shall be deemed to constitute one and the same instrument, to be an originally executed document, and to bear the date and be effective as of the date first above written.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

WOLVERINE EXPLORATION INC.

Per:
Authorized Signatory

WITNESSED BY:	)
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Name	)
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Address	)	BRUCE COSTERD
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Occupation	)